UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 7, 2006

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.
(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.70
EXHIBIT 10.71

Item 1.01 Entry into a Material Definitive Agreement.
     On September 11, 2005, Business Objects S.A. (the “Company”) announced that its board of directors (the “Board”) had appointed John Schwarz to the position of chief executive officer of the Company. In addition, the Company announced that Bernard Liautaud, its founder, chief executive officer and chairman, would continue as chairman of the Board (the “Chairman”), and would assume the new position of chief strategy officer (“CSO”) under employment agreements with each of Business Objects Americas and Business Objects (U.K.) Ltd. The press release was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2005.
     On September 9, 2005, the Board approved the compensation and benefits to which Mr. Liautaud is entitled in his capacity of Chairman, effective on September 11, 2005 (the “Board Authorization.”)
     Business Objects Americas and Business Objects (U.K.) Ltd. entered into employment agreements with Mr. Liautaud (the “U.S. Employment Agreement” and the “U.K. Employment Agreement,” respectively) on March 13, 2006 and March 7, 2006, each of which was effective as of September 11, 2005. Pursuant to the U.S. Employment Agreement and the U.K. Employment Agreement, Mr. Liautaud serves as CSO and reports directly to the Board. Mr. Liautaud’s principal duties under the U.S. Employment Agreement and U.K. Employment Agreement include managing the strategic planning process of the Company and its subsidiaries (collectively, “Business Objects”) in the various geographies where Business Objects does business.
     Pursuant to the Board Authorization, the U.S. Employment Agreement and the U.K. Employment Agreement:
1. Compensation and Bonus
     The total fixed compensation paid to Mr. Liautaud in his capacity as Chairman and CSO for the period from September 11, 2005 until December 31, 2005 (the “2005 Period”) was based on $650,000 per annum. The total fixed compensation payable to Mr. Liautaud for 2006 in his capacity as Chairman and CSO is $515,000. Mr. Liautaud’s fixed compensation for the 2005 Period and 2006 is collectively referred to herein as the “Fixed Compensation.” Mr. Liautaud was entitled to a bonus ranging from 0% to 180% of the fixed compensation for the 2005 Period and is entitled to a bonus ranging from 0% - 180% of the fixed compensation for 2006, with the bonus amount depending upon the Company’s quarterly consolidated performance, Mr. Liautaud’s achievement of semi-annual individual objectives and any other criteria as determined by the Board in accordance with the recommendation of the compensation committee (the “Compensation Committee.”) The Board has full discretion to determine the amount of any bonus payment to which Mr. Liautaud is entitled in his role as Chairman and CSO, subject to the Compensation Committee’s recommendation. The specific bonus measures may be reviewed and may be subject to change on an annual basis by the Board in accordance with the recommendation of the Compensation Committee. Any bonus payment to which Mr. Liautaud is entitled will be paid within ninety (90) days after the end of Company’s fiscal year. Mr. Liautaud’s bonus payment for the 2005 Period and 2006 is collectively referred to herein as the “Bonus.”
     Mr. Liautaud’s total Fixed Compensation and Bonus is paid by each of Business Objects Americas, Business Objects (U.K.) Ltd. and the Company in accordance with his roles as Chairman and CSO.
2. Non-Compete
     The nature of Business Objects’ business is such that if Mr. Liautaud was to become employed by, or substantially involved in, the business of a Competitor (as defined below) during the two (2) years following the termination of his office as Chairman and/or CSO, it would be very difficult for Mr. Liautaud not to rely on or use Business Objects’ trade secrets and confidential information. Thus, to avoid the inevitable disclosure of Business Objects’ trade secrets and confidential information, Mr. Liautaud’s right to receive or retain the severance payments set forth in the Board Authorization, the U.S. Employment Agreement and the U.K. Employment Agreement, and as described in the section “Severance” below (to the extent Mr. Liautaud is otherwise entitled to such payments), are conditioned upon Mr. Liautaud not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any Competitor. Notwithstanding the foregoing, Mr. Liautaud may, without violating his non-compete obligations, own, as a passive investment, shares of capital stock of any Competitor, where the number of shares of such Competitor’s capital stock that are owned by Mr. Liautaud represent less than three percent (3%) of the total number of shares of such Competitor’s capital stock outstanding. For the purposes of this section, “Competitor” means each of Cognos, SAS, Microstrategy, Hyperion, Actuate, Informatica and their respective subsidiaries and affiliates.
3. Severance
     In the event Mr. Liautaud either voluntarily terminates his office of Chairman and/or CSO for Good Reason (as defined below) or is involuntarily terminated by the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. without Cause (as defined below), then, subject to his executing and not revoking a release of claims of two years in forms satisfactory to the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. or its successor(s) and his compliance with the terms and condition of his non-compete obligations set forth in the Board Authorization, the U.S. Employment Agreement and the U.K. Employment Agreement and as described in the section “Non-Compete” above (the “Non-Compete Obligations”), Mr. Liautaud shall be entitled to the following:
(1)	two (2) years’ continuation of his Fixed Compensation and Bonus (with respect to his Bonus, assuming a payout equal to 100% of his Fixed Compensation for the corresponding year), paid in accordance with the normal practices of the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. and subject to the withholding taxes and/or any other deductions required by law (the “Severance Payment.”) Notwithstanding the above, if Mr. Liautaud subsequently breaches his Non-Compete Obligations, the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. will, without prejudice to any other remedies available to it, be entitled to recover from Mr. Liautaud the Severance Payment; and

(2)	at Mr. Liautaud’s request, the continuation of the medical coverage he had as at the date of termination for eighteen (18) months following the date of termination (or, if earlier, until he ceases to be eligible for such medical coverage). Notwithstanding the above, if Mr. Liautaud subsequently breaches his Non-Compete Obligations, the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. will, without prejudice to any other remedies available to it, immediately cease to provide the medical coverage and will be entitled to recover from Mr. Liautaud the equivalent of the cost incurred by the Company and/or Business Objects Americas and/or Business Objects (U.K.) Ltd. to provide his medical coverage from the date of termination.
The U.S. Employment Agreement provides Mr. Liautaud with the following additional rights:
(1)	In case of termination of Mr. Liautaud without Cause or as a result of termination by Mr. Liautaud for Good Reason and not in connection with a Change in Control:
(a)	Accelerated vesting as of the date of his termination as to the number of shares subject to Mr. Liautaud’s unvested and outstanding stock options that were granted to him prior to the commencement of his employment as CSO of Business Objects Americas, to the same extent as such stock options would have vested had Mr. Liautaud remained an employee for two (2) additional years (based on their normal vesting schedules); and

(b)	Accelerated vesting as of the date of his termination as to the number of shares subject to Mr. Liautaud’s unvested and outstanding stock options, restricted stock units and other equity awards granted to him on or after the commencement of his employment as CSO of Business Objects Americas, to the same extent as such stock options, restricted stock units and other equity awards would have vested had Mr. Liautaud remained an employee for one (1) additional year (based on their normal vesting schedules) and had all performance and conditions attached to such stock options, restricted stock units and other equity awards been fully achieved.
(2)	In case of termination within 12 months following a Company Change in Control as a result of either Mr. Liautaud voluntarily terminating his employment for Good Reason or if he is involuntarily terminated without Cause, and subject to Mr. Liautaud executing and not revoking a two year release of claims:
(a)	Accelerated vesting as of the date of Mr. Liautaud’s termination of 100% of his then-unvested and outstanding stock options, restricted stock units and other equity awards granted, provided that all performance and conditions of such stock options, restricted stock units and other equity awards had been fully achieved.
In the section entitled “Severance”, the defined terms shall have the following meanings:
“Change in Control” shall have the same defined meaning as in the Company 2001 Stock Incentive Plan;

     “Good Reason” shall mean the occurrence of any of the following (without Mr. Liautaud’s consent and with such occurrence failing to be cured within thirty (30) days following receipt of written notice by Board from Mr. Liautaud specifying the purported grounds for such Good Reason):
(1)	Any reduction in the level of his base compensation and annual target bonuses; provided, however, that this shall only amount to a Good Reason within the first 12 months following a Change of Control;

(2)	Any material reduction in duties or responsibilities and/or change of title as CSO and as Chairman;

(3)	A requirement that he relocates to a location more than fifty (50) miles from his then current office locations pursuant to his arrangements with the Company;

(4)	A change in reporting structure such that Mr. Liautaud no longer reports to the Board in his capacity as CSO and Chairman;

(5)	The termination without Cause by the Company, Business Objects Americas or Business Objects (U.K.) Ltd. of his positions as Chairman or CSO; or

(6)	The termination for Good Reason by Mr. Liautaud of his position as Chairman or CSO.
     “Cause” shall mean that, in the reasonable determination of the Board, Mr. Liautaud:
(1)	has committed an act that materially damages the business of Business Objects;

(2)	has willfully refused or failed to follow lawful and reasonable directions of Business Objects Americas, Business Objects (U.K.) Ltd. or the Board;

(3)	has willfully or habitually neglected his duties to Business Objects; or

(4)	has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of Business Objects.
4. Restricted Stock Units & Options Granted to Mr. Liautaud in connection with his position as CSO of Business Objects Americas
     On November 11, 2005, the Company granted Mr. Liautaud 130,000 stock options (the “Options”). The Options are subject to a four-year vesting schedule, with 25% of the shares underlying the Options vesting on the first anniversary of Mr. Liautaud’s employment as CSO Americas, and 1/36th of the remaining unvested shares underlying the Options vesting each month thereafter, subject to his continued status as a “Beneficiary,” as defined in the 2001 Stock Incentive Plan. In addition, on November 22, 2005 the Company, through the administrator of the 2001 Stock-Incentive Sub-Plan (the “Sub-Plan”), granted Mr. Liautaud an aggregate of 50,000 restricted stock units (“RSUs”), giving him the right to acquire 50,000 Company shares in his capacity as CSO of Business Objects Americas. Subject to (i) Mr. Liautaud’s attainment of specified performance measures, (ii) his remaining in “Continuous Status as a Beneficiary” (as defined in the Sub-Plan) and (iii) his signature of the RSU agreements within 90 calendar days of receipt of such agreements, the RSUs have vested, or will vest, as follows:
(a) 12,500 RSUs vested on March 16, 2006;
(b) 12,500 RSUs will vest on or before September 15, 2006;
(c) 12,500 RSUs will vest on or before March 15, 2007; and
(d) 12,500 RSUS will vest on or before September 15, 2007.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.70	Employment Agreement between Business Objects (U.K.) Ltd. and Bernard Liautaud dated March 7, 2006, effective as of September 11, 2005.

10.71	Employment Agreement between Business Objects Americas and Bernard Liautaud dated March 13, 2006, effective as of September 11, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2006

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.70	Employment Agreement between Business Objects (U.K.) Ltd. and Bernard Liautaud dated March 7, 2006, effective as of September 11, 2005.

10.71	Employment Agreement between Business Objects Americas and Bernard Liautaud dated March 13, 2006, effective as of September 11, 2005.